EXHIBIT 32

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10K of CPS Technologies Corporation (the "Company") for the period ended December 28, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 16, 2021

/s/ Grant C. Bennett
Grant C. Bennett
Chief Executive Officer and Treasurer

/s/ Charles K. Griffith Jr.
Charles K Griffith Jr.
Chief Financial Officer